SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  April 26, 2007

GE Dealer Floorplan Master Note Trust

CDF Funding, Inc.

GE Commercial Distribution Finance Corporation

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware

(State or Other Jurisdiction of Incorporation

333-130782 (Commission File Number)	20-1060484 (CDF Funding, Inc.) (I.R.S. Employer Identification No.)

5595 Trillium Boulevard, Hoffman Estates, Illinois (Address of Principal Executive Offices)	60192 (Zip Code)

(847) 747-6800

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

The following material definitive agreements and amendments to material definitive agreements were entered into:

1. Underwriting Agreement, dated April 19, 2007 (“Underwriting Agreement”), among CDF Funding, Inc., General Electric Capital Corporation (“GE Capital”) and Wachovia Securities International Limited (“Wachovia”).

2. Terms Agreement (Series 2007-1), dated April 19, 2007 (“2007-1 Terms Agreement”), among CDF Funding, Inc., GE Capital and Wachovia.

3. Series 2007-1 Indenture Supplement, dated as of April 26, 2007 (“Series 2007-1 Supplement”), between GE Dealer Floorplan Master Note Trust (the “Trust”) and Wilmington Trust Company, as indenture trustee.

4. Amendment No. 4 to Receivables Sale Agreement, dated as of April 26, 2007 (“Amendment No. 4 to RSA”), among GE Commercial Distribution Finance Corporation, GE Capital, Brunswick Acceptance Company, LLC, Polaris Acceptance and CDF Funding, Inc.

5. Amendment No. 3 to Receivables Purchase and Contribution Agreement, dated as of April 26, 2007 (“Amendment No. 3 to RPCA”), between CDF Funding, Inc. and the Trust.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Document Description
1.1	Underwriting Agreement
1.2	2007-1 Terms Agreement
4.1	Series 2007-1 Supplement
4.2	Amendment No. 4 to RSA
4.3	Amendment No. 3 to RPCA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDF FUNDING, INC. (Registrant)
Dated: April 26, 2007	By:	/s/ John E. Peak
Name: John E. Peak Title: Vice President